Exhibit 16.1

November 30, 2004

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:
          New Century Energy, Corp. (formerly Vertica Software Inc.) Commission file no: 000-28813

We have read and agree with the statements under Item 4.01 of the Form 8-K report dated November 30, 2004, regarding our firm.

We have no basis to agree or disagree with any other matters reported therein.

/s/ Randolph Scott & Company
-----------------------------------------
Randolph Scott & Company
Novato, CA

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